SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     July 17, 2002

                            BLACKHAWK BANCORP, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)

          Wisconsin                    0-18599                  39-1659424
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(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
 of incorporation)

           400 Broad Street, Beloit, WI                       53511
           ----------------------------                       -----
           (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code:  (608) 364-8911
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Item 5.     Other Events.

Blackhawk Bancorp, Inc. announced the election of Prudence A. Harker as a director of Blackhawk Bancorp, Inc. and its subsidiary, Blackhawk State Bank. In announcing the election R. Richard Bastian, III stated, "We feel that Mrs. Harker's extensive financial services experience and knowledge of the stateline market will be invaluable in helping us continue to improve the growth and profitability of Blackhawk."

Item 7.     Financial Statements and Exhibits

Exhibit                                Incorporated by      Filed
Number         Description             Reference to         Herewith

1.1            Press Release Dated                             X
               July 17, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 17, 2002                    BLACKHAWK BANCORP, INC.

                                        /s/Todd J. James

                                        Todd J. James
                                        Senior Vice President and CFO

                            BLACKHAWK BANCORP, INC.
                              BLACKHAWK STATE BANK
                       400 BROAD STREET, BELOIT, WI 53511

NEWS FOR IMMEDIATE RELEASE

July 17, 2002
For more information contact R. Richard Bastian, III at 608.364-8911

                          HARKER JOINS BLACKHAWK BOARD

Beloit, WI --- Prudence A. Harker, a registered representative and investment advisor representative of AXA Advisors, LLC and an agent for The Equitable Life Assurance Society, has been elected a director of Blackhawk Bancorp and its subsidiary, Blackhawk State Bank. In making the announcement, R. Richard Bastian, III, president and chief executive officer, said, "We feel that Mrs. Harker's extensive financial services experience and knowledge of the stateline market will be invaluable in helping us continue to improve the growth and profitability of Blackhawk."

A lifelong stateline resident and graduate of Beloit College and the University of Wisconsin, Mrs. Harker brings over twenty-three years of insurance, financial planning and investment experience to the bank's board. She is a 21-year Life and Qualifying Member of the Million-Dollar Round Table. She is also a Life Member of the Directors Council of the Society of Financial Service Professionals. She has served as a director of the Society and as a member of its Strategic Planning and Ethics Committees.

Mrs. Harker is an accomplished lecturer and writer on the subjects of professional insurance practice, ethics, estate and financial planning, and disability income insurance. Her works have been published in Life Insurance
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News, Life Insurance Selling, and Financial Planning Focus.
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She has been involved in leadership positions with several civic and charitable activities in the stateline area, including the Stateline Community Foundation, the Beloit Memorial Hospital Foundation, and Kandu Industries.

Blackhawk State Bank is a $315 million dollar independent community bank with offices in Beloit, WI; Roscoe, Rockford, Belvidere, Rochelle, and Oregon, IL. It is a wholly owned subsidiary of Blackhawk Bancorp, which is traded over the counter under the symbol BKHB.

When used in this communication, the words "believes," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those described in the forward-looking statements. Factors which could cause such a variance to occur include, but are not limited to, changes in interest rates, levels of consumer bankruptcies, customer loan and deposit preferences, and other general economic conditions.